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                                                                  Exhibit (a)(2)


                EATON VANCE INSURED ARIZONA MUNICIPAL BOND FUND I

                        AMENDMENT TO DECLARATION OF TRUST


     AMENDMENT, made, to the Agreement and Declaration of Trust made October 3, 2002 (hereinafter called the "Declaration") of EATON VANCE INSURED ARIZONA MUNICIPAL BOND FUND I, a Massachusetts business trust (hereinafter called the "Trust"), by the undersigned being at least a majority of the Trustees of the Trust in office.

     WHEREAS, Section 8.3 of Article VIII of the Declaration empowers the Trustees of the Trust to amend the Declaration without the vote or consent of Shareholders to change the name of the Trust;

     WHEREAS, the Trustees of the Trust have deemed it desirable to amend the Declaration in the following manner to change the name of the Trust, and a majority of the Trustees are empowered to make, execute and file this Amendment to the Declaration;

     NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

     1. The caption at the head of the Declaration is hereby amended to read as follows:

                 EATON VANCE INSURED ARIZONA MUNICIPAL BOND FUND

     2. Article I Section 1.1 of the Declaration is hereby amended to read as follows:

                                    ARTICLE I

               Section 1.1. NAME. The name of the trust created hereby is Eaton Vance Insured Arizona Municipal Bond Fund.

     This amendment shall be effective upon execution by all of the Trustees.



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     IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument in full this 14th day of October, 2002.


/s/ Thomas J. Fetter                            /s/ James B. Hawkes
---------------------------------               --------------------------------
Thomas J. Fetter                                James B. Hawkes



                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.            Boston, Massachusetts


     Then personally appeared the above named Thomas J. Fetter and James B. Hawkes, each of whom acknowledged the foregoing instrument to be his free act and deed.


                         Before me,



                         /s/ Lynn W. Ostberg
                         ------------------------------------
                         My commission expires:

                         November 27, 2003



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The names and addresses of all the Trustees of the Trust are as follows:


Thomas J. Fetter
4 Camelot Court
Cumberland, RI 02864

James B. Hawkes
11 Quincy Park
Beverly, MA 01915

Trust Address:
The Eaton Vance Building
255 State Street
Boston, MA 02109


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